Exhibit 99.1

Investor Contacts:	Media Contact:
Olga Guyette, Vice President-Investor Relations & Treasury (781) 356-9763 olga.guyette@haemonetics.com	Josh Gitelson, Sr. Director-Global Communications (781) 356-9776 josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations (203) 733-4987 david.trenk@haemonetics.com

Haemonetics Announces Sale of Whole Blood Assets to GVS, S.p.A

BOSTON, December 3, 2024 -- Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative medical solutions to drive better patient outcomes, today announced that it has entered into a definitive agreement to sell its whole blood assets to GVS, S.p.A (“GVS”), one of the world’s leading manufacturers of filter solutions for applications in the healthcare and life sciences sectors. The transaction comprises a total cash consideration of up to $67.1M, which includes $44.6M upfront and up to $22.5M in contingent earn-outs over the next four years. The Company intends to use the proceeds from this transaction for general corporate purposes and additional investments in growth initiatives.

Under the terms of the agreement, GVS will acquire Haemonetics’ complete portfolio of proprietary whole blood collection, processing and filtration solutions, along with Haemonetics’ manufacturing facility in Covina, California where certain of these products are produced, and related equipment and assets located at Haemonetics’ manufacturing facility in Tijuana, Mexico. This transaction is expected to close in the first quarter of calendar 2025, subject to the satisfaction of customary closing conditions.

Haemonetics’ Blood Center business will continue to manufacture and provide customers with its full line of apheresis solutions for automated blood collection. These include devices and disposable kits that support a variety of apheresis collections, including platelets, plasma and red cells, and ensure efficient blood center operations.

The transaction follows Haemonetics’ agreement in 2020 to sell its Fajardo, Puerto Rico manufacturing operations to GVS and enter a long-term supply and development agreement granting GVS exclusive rights to manufacture and supply the proprietary blood filters produced at the Fajardo facility for Haemonetics.

“As part of our long-range plan we are focused on portfolio evolution to enhance our leadership in commercial and non-commercial plasma and expand our presence in high-growth hospital markets,” said Chris Simon, Haemonetics' President and Chief Executive Officer. “Our agreement with GVS stems from our long partnership and will enable a smooth transition for Haemonetics’ whole blood customers worldwide while supporting our company’s goals."

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements do not relate strictly to historical or current facts and may be identified by the use of words such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "forecasts," "foresees," "potential" and other words of similar meaning in conjunction with statements regarding, among other things, (i) the consummation of the proposed transaction described in this press release, including the estimated cash proceeds and any additional contingent consideration; (ii) statements regarding Haemonetics’ strategies, positioning, resources, capabilities and expectations for future performance; and (iii) the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics' current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, any event, changes or other circumstance that delays or gives rise to termination of the proposed transaction, including the failure of the parties to satisfy conditions to completion of the transaction; the failure to realize the anticipated benefits of the transaction, including from non-achievement of any commercial milestone required to receive all or part of the additional contingent consideration, or the transaction, its announcement or pendency having an unanticipated impact; Haemonetics' ability to predict accurately the demand for its products and products under development and to develop strategies to address its markets successfully; and the impact of competitive products and pricing and technical innovations that could render products marketed or under development by Haemonetics obsolete. These and other factors are identified and described in more detail in Haemonetics' filings with the U.S. Securities and Exchange Commission. Haemonetics does not undertake to update these forward-looking statements.